UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 5, 2013

CHYRONHEGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 5, 2013, ChyronHego Corporation (the "Company") entered into an Eighth Loan Modification and Waiver Agreement (the "Eighth Loan Modification Agreement") with Silicon Valley Bank ("SVB"). The Eighth Loan Modification Agreement modifies the Company's Loan and Security Agreement with SVB, dated June 19, 2008, as previously modified on April 16, 2009 (the "First Loan Modification Agreement"), on June 18, 2009 (the "Second Loan Modification Agreement"), on March 24, 2010 (the "Third Loan Modification Agreement"), on March 24, 2011 (the "Fourth Loan Modification Agreement"), on December 28, 2011 (the "Fifth Loan Modification Agreement"), on August 13, 2012 (the "Sixth Loan Modification Agreement") and on March 1, 2013 (the "Seventh Loan Modification Agreement") (collectively, the "Loan Agreement") to (i) extend the term of the Revolving Line of Credit Maturity Date from August 12, 2013 to October 12, 2013 and (ii) waive the Company's non-compliance with (a) the Adjusted Quick ratio financial covenant for the compliance periods ended May 31, 2013 and June 30, 2013; and (b) the Maximum EBITDA Loss financial covenant for the quarterly compliance period ended June 30, 2013.

The Company intends to file the Eighth Loan Modification and Waiver Agreement in connection with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
                  Arrangement of a Registrant.

(a) The information disclosed above in Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: August 8, 2013